


<ARTICLE> OPUR3
<LEGEND>
This schedule  contains  summary  financial  information  extracted from the OGE
Energy Corp.  Consolidated  Statement of Income and Balance Sheet as reported on
Form U-3A-2 as of December 31, 1997 and is qualified in its entirety by reference to such Form U-3A-2.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                              JAN-1-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               2,765,865
<TOTAL-OPERATING-REVENUES>                   1,472,307
<NET-INCOME>                                   132,550



